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                                                                    Exhibit 6(J)

                          INTERIM MANAGEMENT AGREEMENT

THIS AGREEMENT dated as of August 30, 1996

BETWEEN:

                               ROBERT GRAHAM NASH
                               ------------------
            of the Township of Madoc, County of Hastings, Ontario
                       (hereinafter referred to as "Nash")
                                OF THE FIRST PART

                                     - and -

                             WILLIAM PURVIS HOUSTON
                             ----------------------
              of the Township of Madoc, County of Hastings, Ontario
                     (hereinafter referred to as "Houston")
                               OF THE SECOND PART

                                     - and -

                                E. VICTOR ARTUSO
                                ----------------
              of the Township of Madoc, County of Hastings, Ontario
                      (hereinafter referred to as "Artuso")
                                OF THE THIRD PART

                                     - and -

                            NICHOLLS INVESTMENTS INC.
                            -------------------------
                     (hereinafter referred to as "Nicholls")
                               OF THE FOURTH PART

                                     - and -

                             237894 ONTARIO LIMITED
                             ----------------------

    a corporation duly incorporated under the laws of the Province of Ontario
                        (hereinafter called the "237894")
                                OF THE FIFTH PART

                                     - and -

                    GRENVILLE AGGREGATE SPECIALITIES LIMITED
                    ----------------------------------------
    a corporation duly incorporated under the laws of the Province of Ontario
                    (hereinafter referred to as "Grenville")
                                OF THE SIXTH PART

                                     - and -



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                         AMERICAN STONE INDUSTRIES, INC.
                         -------------------------------
     a corporation duly incorporated under the laws of the State of Delaware
                      (hereinafter called the "Purchaser")
                               OF THE SEVENTH PART

                                      -and-

                         AMERICAN STONE INDUSTRIES, INC.
                         -------------------------------
    a corporation duly incorporated under the laws of the Province of Ontario
                     (hereinafter called the "Corporation")
                               OF THE EITHTH PART

WHEREAS Grenville and 273984 (Grenville and 273984 together with Nash, Artuso, Houston and Nicholls are collectively referred to herein as the "Vendors" and individually as a "Vendor") are the sole shareholders of the Corporation, a corporation duly incorporated under the Laws of the Providence of Ontario;

AND WHEREAS Nash, Artuso and Nicholls are the sole shareholders of 237894;

AND WHEREAS Houston is the sole shareholder of Grenville;

AND WHEREAS the Purchaser and the Vendors are currently negotiating for the Purchaser to purchase either all of the shares of the Corporation from each Vendor or, alternatively, to purchase all of the shares of 237894 and all of the shares of Grenville from the Vendors together with certain other transactions so as to obtain control of all of the shares and assets of the Corporation (the sale of shares of any of these companies in furtherance of this objective shall be referred to as the "Sale of the Shares");

AND WHEREAS the parties have exchanged various draft documentation and proposals to this date but the Sale of the Shares will not be finalized on or before August 31, 1996;

AND WHEREAS the parties intend to enter into an Agreement of Purchase and Sale with respect to the Sale of the Shares (referred to herein sometimes as the "Purchase Agreement"), on or before September 6, 1996 or such later date as may be agreed to by the parties in writing (the "Agreement Signing Date")

AND WHEREAS the parties wish to have the Purchaser assume joint control of the Corporation from and after August 31, 1996 (the "Effective Date") in anticipation of the completion of the Sale of the Shares hereinbefore referred to (the date of the completion of the Sale of the Shares as referred to herein as the ("Closing");



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NOW THEREFORE in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency whereof each of the parties hereto hereby acknowledges, the parties hereto covenants and agree as follows:

1.       RECITALS.  The above recitals are true.

2. MANAGEMENT. The Corporation hereby retains the Purchaser as co-manager of the Corporation with the intent that the Vendor and the Purchaser will both act in the management of the Corporation. All material decisions with respect to the operation of the Corporation during the term of this Agreement shall require the consent of both the Purchaser and Nash or Houston on behalf of the Vendors. The Purchaser shall assume co-management of the Corporation from and after the Effective Date, as agent of the Vendors and the Corporation, and as agents, shall have the full power to conduct the business of the Corporation as if it were the Corporation, provided that any action that will result in a material adverse change in the affairs of the Corporation will require the consent of the Vendors, which may be unreasonably withheld. The Vendors agree to execute such other documentation as may be necessary to give effect to agency. The Purchaser shall be entitled to set up separate bank accounts for the management of the Corporation from and after the Agreement Execution Date. From and after the Effective Date until the Agreement Execution Date, Nash and Houston shall be entitled to collect their standard salaries (without bonus or other additional payment) but after the Agreement Execution Date the Corporation shall make no further payments to either Nash or Houston except as specifically agreed between the parties. Nash and Houston shall be entitled to attend at the Corporation offices until the closing of the Sale of the Shares to assure that the Corporation is being run in accordance with this agreement and good management practices and to participate as co- managers of the Corporation.

3. PURCHASER COVENANTS. The parties hereby agree to manage and operate the Corporation in a good and prudent manner, provided that either party may, but shall not be obligated to, add any further capital by cash or otherwise to the Corporation as they deem necessary provided both parties agree



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         to the addition of capital. The Vendors agree to leave the sum of
         $25,000.00 (the "Float") in the existing Corporation bank accounts to fund the operation of the Corporation prior to Closing.

4. APPLICATION OF PROCEEDS. All costs of operation, including all taxes and all sale proceeds and other income accrued and collected up to the day prior to the Effective Date shall be to the account of the Vendors. All proceeds from the sale of inventory and other operations of the Corporation from and after the Effective Date and during the term of This Agreement shall be to the account of both parties and shall be applied in the following priority:

         a) firstly, payment of all operating expenses (including, without limitation, operating costs, rent interest charges and taxes, actual reasonable out of pocket expenses of the Purchaser in operating the Corporation, refunding of the Float to the Vendors and payment of the salaries of Nash and Houston, provided that there shall be no management fees paid to the Purchaser or any manager appointed by the Purchaser and the Purchaser shall not be entitled to reimbursement for travel, accommodation or other similar costs related to co-management of the Corporation;

         b) secondly, repayment of any capital additions made with the agreement of both parties, during the term of Agreement; and

         c) lastly, all remaining funds (the "Profits") shall be to the account of the Purchaser, but shall be held in trust by the Purchaser pending completion of the Sale of the Shares and shall be subject to the provisions hereinafter set out.

5. PROFIT DISTRIBUTION UPON TERMINATION. Upon Closing the parties agree that this Agreement shall terminate and all Profits shall be to the account of the Purchaser and shall be fully available to the Purchaser upon completion of the Sale of the Shares. In the event that the Purchase Agreement has not been executed by both parties by the Agreement Execution Date arrangement created herein forthwith upon written notice, and all profits shall be paid to the Vendors or as they direct. In the event that the Sale of the Shares has not been completed by October 31, 1996 (the "Termination Date") then either party may terminate this Agreement and the co-management arrangement created herein forthwith upon written notice. In the event of a termination of this agreement for reasons other than a completion of Sale of the Shares or for reasons other than a termination for failure to



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         execute the Purchase Agreement by the Agreement Execution Date, then all Profits shall be divided equally between the Vendors (who shall collectively receive a fifty per cent share) and the Purchaser (who shall receive a fifty per cent share). The parties agree that the Profits shall be paid out no later than ninety days after the Purchaser have surrendered control of the Corporation to the Vendors. The Purchaser shall provide a full accounting to the Vendors of all transactions conducted by the Purchaser during the term of this Agreement upon request of the Vendors. At Closing, the Corporation and the Purchaser shall jointly and severally pay to the Vendors an amount equal to the Float less any refund of the Float already paid to the Vendors pursuant to Section 4(a) above.

6. GAAP. The parties agree that all accounts and bookkeeping shall be performed in accordance with generally accepted accounting principles and procedures in use in the Province of Ontario. The Purchaser agrees to keep separate books and bank accounts for all operations pertaining to the Corporation.

7. INDEMNITIES. The parties agree that they shall cooperate reasonably in order to complete the Sale of the Shares and shall fulfill their obligations here fully and in good faith, and that each shall indemnify the other for any breach of covenant. 237984 and Grenville and the Corporation hereby agree that they shall jointly and severally indemnify the Purchaser from any action, claim or liability of the Corporation which arises for reasons other than the wilful, omission or negligence of the Purchaser. The Purchaser agrees to indemnify the Vendors and the Corporation from any liability or claim that arises from the wilful act, omission or negligence of the Purchaser during the term of this Agreement (unless such act or omission or negligence was approved by the Vendors in writing). These indemnities shall survive the termination of Agreement.



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8.       RELATIONSHIP. Nothing herein is intended to create any relationship between the parties other than a co-management relationship except as specifically set out herein. The parties specifically agree that they are not partners or joint ventures.

9. NOTICE. The parties agree that any notice to be given under this agreement may be sent by personal delivery or telephone transmitted facsimile ("Fax") to the following address. Such notice shall be deemed delivered on the day of personal delivery, the day of Faxing if Faxed prior to 4:30 p.m on a business day.

                                 To the Vendors

                      c/o Stoklosar Marble Quarries Limited
                                     Box 389
                                   Madoc, Ontario
                                     KOK 2KO

                                 With a Copy To:

                                   Jamie Wylie
                             750-55 Metcalfe Street
                                 Ottawa, Ontario
                                     KIP 6L5
                               613-233-8631 (Fax)

                                To the Purchaser
                                  Keele Street
                                Toronto, Ontario
                                     M6N 3E7
                                FAX 416 653 2594

10. GOVERNING LAW. This agreement shall be construed and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada in force therein and the parties agree to submit any dispute arising out of this agreement to the courts of such Province.

11. FURTHER ASSURANCES. The parties hereto agree to sign or execute such other deeds and documents and do such other things as may be necessary or desirable for more completely and effectually carrying



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         out the terms and intention of this agreement The parties agree to act reasonably and in good faith with the intent of completing the Purchase Agreement and the Closing.

12. SUCCESSORS AND ASSIGNS. This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that this agreement shall not be assigned by either party without the express written consent of the other party. The obligations of the Vendors hereunder shall be joint and several.

13.      TIME. shall be of the essence of this agreement.

14. ENTIRE AGREEMENT. This Agreement is intended to represent the entire agreement between the parties.

15. FAX EXECUTION. This agreement may be executed in counter part by fax and shall be binding on any party so signing. The parties agree to exchange original signed copies as soon as possible thereafter.

IN WITNESS WHEREOF THE PARTIES HERETO HAVE EXECUTED AND DELIVERED THIS AGREEMENT AS OF THE TIME AND DATE FIRST ABOVE WRITTEN.

--------------------------------        ---------------------------------
     Witness                            ROBERT GRAHAM NASH

--------------------------------        ---------------------------------
     Witness                            WILLIAM PURVIS HOUSTON

--------------------------------        ---------------------------------
     Witness                            E. VICTOR ARTUSO



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                               NICHOLLS INVESTMENTS INC.

                               By:
                                   -------------------------------

                               I have authority to bind the corporation.

                               AMERICAN STONE INDUSTRIES,
                                   INC.

                               By:
                                   -------------------------------


                               By:
                                   -------------------------------


                               I/we have authority to bind the corporation.



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                               GRENVILLE AGGREGATE
                                 SPECIALITIES LIMITED

                               By:
                                   -----------------------------------

                               By:
                                   -----------------------------------

                               I/we have authority to bind the corporation.

                               237894 ONTARIO LIMITED

                               By:
                                   -----------------------------------

                               By:
                                   -----------------------------------

                               I/we have the authority to bind the corporation.

                               STOKLOSAR MARBLE QUARRIES
                               LIMITED

                               By:
                                   -----------------------------------

                               By:
                                   -----------------------------------

                               I/we have the authority to bind the corporation.



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